                                                                    Exhibit 99.1

[BUCKLE LOGO]                                                   THE BUCKLE, INC.

                                             2407 W. 24th St. Kearney, NE  68845

                                           P.O. Box 1480 Kearney, NE  68848-1480

                                                            PHONE:  308-236-8491

                                                              FAX:  308-236-4493

FOR IMMEDIATE RELEASE:  December 14, 2004                   WEB:  www.buckle.com

CONTACT: Karen B. Rhoads, Chief Financial Officer
         THE BUCKLE, INC.
         308/236-8491

                                                           FOR IMMEDIATE RELEASE


                                THE BUCKLE, INC.
                           REPORTS QUARTERLY DIVIDEND


KEARNEY, NE, December 14, 2004 -- The Buckle, Inc. (NYSE/ BKE) announced that at its quarterly meeting of the Board of Directors, held on December 13, 2004, the Board authorized a $.12 per share quarterly dividend payment to be paid to shareholders of record at the close of business on January 14, 2005 and payable on January 27, 2005.

Headquartered in Kearney, Nebraska, The Buckle, Inc. is a retailer of casual apparel, footwear and accessories for young men and women. It currently operates 329 retail stores in 38 states.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995; All forward looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

           News releases and other information about The Buckle, Inc., can be found on the Internet at www.buckle.com